SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                      December 12, 1997 (December 10, 1997)
               (Date of Report (date of earliest event reported))


                                HFS Incorporated
             (Exact name of Registrant as specified in its charter)


           Delaware                         1-11402                  22-3059335
 (State or other jurisdiction         (Commission File No.)     (I.R.S. Employer
of incorporation or organization)                         Identification Number)

          6 Sylvan Way
     Parsippany, New Jersey                                            07054
(Address of principal executive office)                             (Zip Code)





                                 (201) 428-9700
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)









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Item 5.        Other Events

On December 10, 1997, HFS Incorporated (the "Company") announced that it had entered into a definitive agreement to acquire Providian Auto and Home Insurance Company and its subsidiaries from an Aegon N.V. subsidiary for approximately $219 million in cash. Providian sells automobile insurance to consumers through direct response marketing in 45 states and the District of Columbia. The closing of this transaction is subject to customary conditions, including regulatory approval and is anticipated to occur in the spring of 1998. The information set forth in the press release attached hereto as Exhibit 99.1 is incorporated herein by reference in its entirety.


Item 7.        Exhibits

Exhibit
   No.         Description

99.1 Press Release: HFS Incorporated Agrees to Acquire Providian Auto and Home Insurance Company for $219 million in cash dated December 10, 1997.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                HFS INCORPORATED



                                By:  /s/     James E. Buckman
                                          James E. Buckman
                                          Senior Executive Vice President
                                          and General Counsel


Date: December 12, 1997

                                HFS INCORPORATED
                           CURRENT REPORT ON FORM 8-K
               Report Dated December 12, 1997 (December 10, 1997)


                                  EXHIBIT INDEX


Exhibit No.       Description

99.1 Press Release: HFS Incorporated Agrees to Acquire Providian Auto and Home Insurance Company for $219 million in cash dated December 10, 1997.